UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

                    ChoiceOne Financial Services, Inc. (the "Company") held its annual meeting of shareholders on Thursday, April 28, 2011. At the meeting, the shareholders voted on three matters: (1) the election of four directors; (2) approval of the Amended and Restated ChoiceOne Financial Services, Inc. Employee Stock Purchase Plan; and (3) ratification of the selection of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2011.

                    All of the nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
All nominees for director were elected:	For	Withheld	Non-Votes
Jerome B. Arends	2,052,631	33,860	506,381
K. Timothy Bull	2,038,818	47,673	506,381
Dennis Nelson	2,013,643	72,848	506,381
Donald VanSingel	2,046,507	39,984	506,381

                    The shareholders approved the Amended and Restated ChoiceOne Financial Services, Inc. Employee Stock Purchase Plan by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
1,837,307	180,908	68,276	506,381

                    The shareholders ratified the appointment of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2011 by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
2,475,291	19,743	8,374	89,464

Item 8.01	Other Events.

                    On April 28, 2011, Jon E. Pike concluded his service as a director at the end of his term of office, which expired at the adjournment of the Company's annual meeting. Mr. Pike concluded his service in accordance with the Company's retirement policy for directors. Mr. Pike had served on the Board of Directors of the Company and ChoiceOne Bank since 1990. He had served as Chairman since 2007, and previously served as Chairman from 1998 to 2006.

                    In connection with Mr. Pike's transition, the Board of Directors of the Company appointed Stuart Goodfellow as Chairman of the Board, and appointed Roxanne M. Page as the Chair of the Audit Committee. The Board of Directors established the size of the Board at 13 directors.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 3, 2011	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer